Exhibit 23.2
CONSENT OF INDEPENDENT AUDITORS
We consent to the incorporation by reference in Sempra Energy’s Registration Statement No. 333-239480 on Form S-3 and Nos. 333-231389, 333-200828, 333-188526, 333-182225, 333-56161, 333-50806, 333-49732, 333-121073, 333-151184, 333-155191, 333-129774, and 333-261178 on Form S-8 of our report dated February 25, 2022, relating to the financial statements of Oncor Electric Delivery Holdings Company LLC appearing in this Annual Report on Form 10-K for the year ended December 31, 2021.

 /s/ DELOITTE & TOUCHE LLP
Dallas, Texas
February 25, 2022